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                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated October 11, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-72460 and 811-08188) of Alliance Emerging Market Debt Fund, Inc. (formerly, Alliance Global Dollar Government Fund, Inc.).



                             ERNST & YOUNG LLP

New York, New York
February 27, 2002



































00250161.AW9